As filed with the Securities and Exchange Commission on February 14, 1997

                                                                  File No. 333
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         ADVANCED RADIO TELECOM CORP.
            (Exact name of registrant as specified in its charter)

Delaware                                                            52-1869023
(State or other jurisdiction of                                  (IRS Employer
incorporation or organization)                             Identification No.)

                          Advanced Radio Telecom Corp.
                        500 108th Avenue, N.E. Suite 2600
                           Bellevue, Washington 98004
          (Address of principal executive offices, including zip code)

                         RESTATED EQUITY INCENTIVE PLAN
                                       and
             1996 NON-EMPLOYEE DIRECTORS AUTOMATIC STOCK OPTION PLAN
                            (Full title of the plans)

                                 Thomas A. Grina
                          Executive Vice President and
                             Chief Financial Officer
                          Advanced Radio Telecom Corp.
                       500 108th Avenue, N.E., Suite 2600
                           Bellevue, Washington 98004
                                 (206) 688-8700
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:
                               James Kardon, Esq.
                                Hahn & Hessen LLP
                                350 Fifth Avenue
                              New York, N.Y. 10118
                                 (212) 736-1000

                         CALCULATION OF REGISTRATION FEE

Title of       Amount         Proposed          Proposed          Amount of
Securities     to be          maximum           maximum           registration
to be          registered     offering          aggregate         fee
registered                    price per         offering
                              share(1)          price(1)

Common Stock,  1,475,000      $10.2871          $15,173,446.52    $4,598.01
par value      shares
$0.001

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of an exercise price per share of outstanding options for 297,175 shares at $1.6244 per share, 85,455 shares at $4.543 per share, 40,000 shares at $10.835 per share, 408,894 shares at $17.1875 per share, 7,800 shares at $15.00 per share, 2,600 at $12.625 per share and 6,600 shares at $11.25 per share and (ii) pursuant to Rule 457(c) for the remaining 626,476 shares issuable under the Restated Equity Incentive Plan and the 1996 Non-Employee Directors Automatic Stock Option Plan which are registered hereunder, the average ($10.5625) of the high ($10-3/4) and low ($10-3/8) prices for the Company's Common Stock quoted on the Nasdaq Stock Market on February 12, 1997.

                             Exhibit Index on page 7

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 of Advanced Radio Telecom Corp., a Delaware corporation (the "Registrant"), covers 1,400,000 shares of common stock, par value $.001 per share, of the Registrant (the "Common Stock") reserved for issuance under the Registrant's Restated Equity Incentive Plan (the "Equity Incentive Plan") and 75,000 shares of Common Stock available for issuance under the Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan (the "Directors Plan"). Of those shares, options to purchase 831,524 shares of Common Stock have been issued under the Equity Incentive Plan and options to purchase 17,000 shares have been issued under the Directors Plan.


Note: The Registrant will provide without charge to each eligible employee and non-employee director those document(s) containing the Equity Incentive Plan or the Directors Plan information required by Item 1 of the Form S-8 as specified by Rule 428. The Registrant will also provide without charge, upon the oral or written request of any eligible employee, a copy of any and all documents that have been incorporated by reference in this Registration Statement, other than exhibits. Such documents may be obtained by writing to Advanced Radio Telecom Corp., 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004, Attn:
Lori Lawrenson, or by calling (206) 688-8700. In accordance with Rule 428 and the requirements of Part I of Form S-8, the Equity Incentive Plan, the Directors Plan and any documents incorporated by reference are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          Advanced Radio Telecom Corp. (the "Registrant") hereby incorporates the following documents herein by reference:

(a) The Registrant's Registration Statement on Form S-1 (File No. 333-19295) and the Prospectus dated February 3, 1997 (File No. 333-19295) filed with the Commission under Rule 424(b) of the Securities Act of 1933 (the "Securities Act") on February 4, 1997.

(b) All other reports filed by the Registrant with the Commission pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the above-referenced Prospectus.

(c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No.0-21091 ) filed with the Commission under Section 12 of the Exchange Act on November 5, 1996, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which that person is or is threatened to be made a party be reason of such position. If such person shall have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Reference is made to Article Nine of the Certificate of Incorporation of the Registrant, Section 6.4 of the By-laws and each of the Indemnification Agreements filed as Exhibits 10-5, 10-6, 10-7 and 10-8, respectively, to the Registrant's Registration Statement on Form S-1 for information regarding indemnification of directors and officers under certain circumstances.

          The Registrant's Certificate of Incorporation provides that every director, officer or agent of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit

4.1.   Restated Equity Incentive Plan

4.2    1996 Non-Employee Directors Automatic Stock Option Plan

5.     Opinion of Hahn & Hessen LLP.

24.1.  Consent of Coopers & Lybrand LLP.

24.2.  Consent of Hahn & Hessen LLP (included in Exhibit 5).

25.    Powers of Attorney (included on page 5 of this registration statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 13, 1997.


                                          ADVANCED RADIO TELECOM CORP.


                                          By: /s/ Thomas A. Grina
                                             -----------------------------------
                                                Thomas A. Grina
                                                Executive Vice President and
                                                Chief Financial Officer


Signatures                                      Title                      Date
----------                                      -----                      ----

/s/ Vernon L. Fotheringham
------------------------------    Chairman, Chief Executive Officer and         February 13, 1997
Vernon L. Fotheringham            Director (Principal Executive Officer)


/s/ Steven D. Comrie
------------------------------    President, Chief Operating Officer and        February 13, 1997
Steven D. Comrie                  Director

/s/ Thomas A. Grina
------------------------------    Executive Vice President and Chief            February 13, 1997
Thomas A. Grina                   Financial Officer (Principal Financial
                                  Officer)

/s/ D. David Chandler
------------------------------    Vice President and Controller                 February 13, 1997
D. David Chandler                 (Principal Accounting Officer)


/s/ James C. Cook
------------------------------    Director                                      February 13, 1997
James C. Cook


/s/ Mark C. Demetree
------------------------------    Director                                      February 13, 1997
Mark C. Demetree


/s/ Andrew I. Fillat
------------------------------    Director                                      February 13, 1997
Andrew I. Fillat


/s/ Alan Z. Senter
------------------------------    Director                                      February 13, 1997
Alan Z. Senter

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Vernon L. Fotheringham and Thomas A. Grina, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, including one or more registration statements that may be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done in virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                               Title                      Date
----------                               -----                      ----

/s/ Vernon L. Fotheringham         Chairman, Chief             February 13, 1997
------------------------------     Executive Officer
Vernon L. Fotheringham             and Director


/s/ Steven D. Comrie               Director                    February 13, 1997
------------------------------
Steven D. Comrie


/s/ James C. Cook                  Director                    February 13, 1997
------------------------------
James C. Cook


/s/ Mark C. Demetree               Director                    February 13, 1997
------------------------------
Mark C. Demetree


/s/ Andrew I. Fillat               Director                    February 13, 1997
------------------------------
Andrew I. Fillat


/s/ Alan Z. Senter                 Director                    February 13, 1997
------------------------------
Alan Z. Senter

                                  EXHIBIT INDEX

Exhibit
Number   Title of Exhibit                                               Page
------   ----------------                                               ----

4.1.     Restated Equity Incentive Plan.


4.2      1996 Non-Employee Directors Automatic Stock Option Plan.

5.       Opinion of Hahn & Hessen LLP.

23.1.    Consent of Coopers & Lybrand LLP.

23.2.    Consent of Hahn & Hessen LLP (included in Exhibit 5).

24. Powers of Attorney (included on page 6 of this registration statement).